UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 12, 2008
(Date of earliest event reported)
KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip Code)
(972) 281-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-(3)a.
EX-(3)b.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 12, 2008, the Board of Directors of Kimberly-Clark Corporation (the “Corporation”) (i) voted to recommend to the Corporation’s stockholders at the Corporation’s next annual meeting of stockholders approval of an Amended and Restated Certificate of Incorporation for the Corporation (the “Amended Certificate”) and (ii) adopted amendments to the Corporation’s By-Laws, effective upon stockholder approval of the proposed Amended Certificate, to add provisions giving stockholders the ability to call a special meeting. Specifically, subject to certain procedures described in the By-Laws, the holders of not less than 25 percent of the Corporation’s issued and outstanding shares of capital stock entitled to vote would be able to request that a special meeting of stockholders be called. The amendments to the By-Laws, among other things, (1) describe how the record date is to be set to determine the stockholders entitled to request the meeting, (2) specify information requirements for the request that are similar to those in place for stockholders to bring business or a nominee for director before an annual meeting, (3) describe how a stockholder may revoke a request and (4) specify when a special meeting will not be held.
The foregoing summary of the proposed Amended Certificate and By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the proposed Amended Certificate and By-Laws, copies of which are incorporated herein by reference to Exhibits (3)a and (3)b attached hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit (3)a. Proposed Amended and Restated Certificate of Incorporation of Kimberly-Clark Corporation.
Exhibit (3)b. Proposed amended By-Laws of Kimberly-Clark Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION
Date: November 17, 2008	By:	/s/ Timothy C. Everett
Timothy C. Everett
Vice President and Secretary

EXHIBIT INDEX
Exhibit (3)a. Proposed Amended and Restated Certificate of Incorporation of Kimberly-Clark Corporation.
Exhibit (3)b. Proposed amended By-Laws of Kimberly-Clark Corporation.